UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 22, 2005

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee (the “Committee”) of the Board of Directors of Janus Capital Group Inc. (“Janus” or the “Company”) has approved a 2005 variable compensation plan and 2004 bonus incentives for certain executive officers.

2005 Variable Compensation Plan

On March 17, 2005, the Committee set the fiscal 2005 performance metrics for bonuses and long-term incentive awards under the 2005 variable compensation plan for executive officers of Janus, including the named executive officers. This plan will be further detailed in the proxy statement for the Company’s 2005 annual meeting (expected to be filed with the Commission in early April 2005). For fiscal 2005, the performance metrics established by the Committee will consist of company performance (50% weight) and key strategic objectives (50% weight). Company performance will be based on adjusted operating margin and long-term net flows into the Janus-affiliated mutual funds. Key strategic objectives will be based on the ability of the Company and its affiliates to: (i) leverage and expand the product line based on existing core competencies; (ii) expand Janus’ diversified distribution model to increase penetration in Janus’ three core channels; (iii) reinforce the brand by emphasizing Janus’ unique, research-driven approach to investing; and (iv) enhance the alignment of employee and Janus interests. In addition to the 2005 variable compensation plan, the Committee reserves the right to pay discretionary bonuses or long-term incentive awards to executive officers based on subjective considerations or extraordinary performance during the year.

2004 Incentive Bonuses

In the first quarter of 2004, the Committee identified adjusted operating income as the primary performance metric for awards granted under the 2004 incentive bonus plan for the named executive officers. In early 2005, the Committee determined that, based on the Company’s adjusted operating income for fiscal 2004, bonus amounts would be paid to the named executive officers for fiscal year 2004 as follows: Steven Scheid ($760,000), Gary Black ($4,000,000), Girard Miller ($1,140,000), Loren Starr ($600,000), and Robin Beery ($494,000). Such payments are consistent with the previously disclosed employment agreements of Messrs. Black, Miller and Starr and Ms. Beery. Although the Committee recognized the effectiveness of senior executives in meeting 2004 corporate goals in the current regulatory and market environment, the Committee made corresponding reductions from the 2004 bonus targets, where applicable, due to the Company’s financial performance. In addition, Ms. Beery was awarded a separate bonus of $25,000 in recognition of her extraordinary contribution to the Company in 2004.

On January 20, 2005, the Committee approved an increase in base salary for Mr. Scheid, the Company’s Chief Executive Officer, from $600,000 to $800,000 per annum, effective January 1, 2005. The Committee believes that Mr. Scheid provided strong leadership for the Company by restructuring key parts of the business to address current market conditions and regulatory requirements, and has helped the Company adapt to new corporate strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: March 22, 2005	By: /s/ Loren M. Starr

Loren M. Starr
Senior Vice President and
Chief Financial Officer

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